                            JOINT FILERS' SIGNATURES

Dated: July 8, 2022       Cypress Investments, LLC

                          By: Post Oak Energy Capital, LP, its managing member

                          By:      /s/ Frost W. Cochran
                                 -----------------------------------------------
                          Name:  Frost W. Cochran
                          Title: Authorized Person

Dated: July 8, 2022       Post Oak Energy Capital, LP

                          By: Post Oak Energy Holdings, LLC, its general partner

                          By:      /s/ Frost W. Cochran
                                 -----------------------------------------------
                          Name:  Frost W. Cochran
                          Title: Authorized Person

Dated: July 8, 2022       Post Oak Energy Holdings, LLC

                          By:      /s/ Frost W. Cochran
                                 -----------------------------------------------
                          Name:  Frost W. Cochran
                          Title: Authorized Person